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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation of our reports dated May 6, 1997, on our audits of the consolidated financial statements of Workgroup Technology Corporation as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-09161 and 333-11869.



                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 27, 1997